UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2022

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement

On January 18, 2022, Metuchen Pharmaceuticals LLC (“Metuchen”), a wholly owned subsidiary of Petros Pharmaceuticals, Inc. (the “Company”), and VIVUS LLC, a Delaware limited liability company and formerly VIVUS, Inc. (“VIVUS”) entered into a Settlement Agreement (the “Settlement Agreement”) relating to the settlement of certain previously disclosed disputes between VIVUS and Metuchen that arose in connection with the performance of the Commercial Supply Agreement, dated September 30, 2016 (the “Supply Agreement”), which was later terminated effective September 30, 2021, related to the minimum purchase requirements under the Supply Agreement in 2018, 2019 and 2020 and certain reimbursement rights asserted by a third-party retailer in connection with quantities of the Company’s Stendra® product that were delivered to the third-party retailer and later returned.

In connection with the Settlement Agreement, Metuchen retains approximately $7.3 million of active pharmaceutical ingredient (“API”) inventory (which represents the 2018 and 2019 minimum purchase requirements mentioned above) in conjunction with forgiveness of $9,622,430 of current liabilities relating to returned goods and minimum purchase commitments. The API retained is sole sourced from VIVUS and is estimated to provide adequate supply for the foreseeable future. In exchange for the API and reduction of current liabilities, Metuchen has agreed to execute an interest-bearing promissory note (the “Note”) in favor of VIVUS in the principal amount of $10,201,758.04. The parties have also agreed to enter into a Security Agreement (the “Security Agreement”) to secure the obligations of Metuchen under the Note.

Metuchen and VIVUS are parties to the License and Commercialization Agreement dated as of September 30, 2016 (the “Original License Agreement”). Pursuant to the Settlement Agreement, the parties also executed an Amendment No. 1 to the Original License Agreement (the “Amendment” and, together with the Original License Agreement, the “License Agreement”). The Amendment provides that VIVUS shall retain its co-exclusive right along with the Company to develop, manufacture, commercialize and otherwise exploit the Stendra® product in the territory covered by the License Agreement, provided that VIVUS shall not exercise such right unless an Event of Default occurs under the Settlement Agreement, the Note, or the Security Agreement. The Amendment further provides that, upon such an Event of Default, the License Agreement will terminate and VIVUS will have the right to use all regulatory documentation and submissions of Metuchen and other rights as may be necessary for VIVUS to exercise its right to exploit the Stendra® product. The Amendment also acknowledges that Metuchen has assigned its rights under the License Agreement to VIVUS as a “financing entity” and provides that such rights may be assigned in certain circumstances.

In addition to the payments to be made in accordance with the Note, Metuchen further agreed in the Settlement Agreement to (i) grant to VIVUS a right of first refusal to provide certain types of debt and convertible equity (but not preferred equity) financing issued by or to Metuchen (including any subsidiaries and intermediaries) until the Note is paid in full, and (ii) undertake to make certain regulatory submissions to effectuate VIVUS’ ability to exercise its rights under the License Agreement. Upon Metuchen’s satisfaction of certain regulatory submissions and making a prepayment of the obligations under the Note in the amount of $900,000 and a payment of $1,542,904 with respect to the purchase order made in 2021 to VIVUS, VIVUS agreed to release 50% of the quantity of bulk Stendra® tablets under Metuchen’s existing open purchase order (the “Open Purchase Order”) being held by VIVUS, which represents approximately a six month supply of inventory. VIVUS also agreed to release the remaining 50% of the quantity of bulk Stendra® tablets under the Open Purchase Order upon Metuchen’s satisfaction of the remaining regulatory submission requirements (not to exceed 180 days from the date of the Settlement Agreement). The Settlement Agreement stipulated that VIVUS is the sole owner of all active pharmaceutical ingredient (API) unless or until such time as certain quantities of API are shipped to Metuchen upon the fulfillment of the aforementioned payment conditions.

Promissory Note and the Security Agreement

Under the terms of the Note, the principal amount of $10,201,758.04 is payable in consecutive quarterly installments beginning on April 1, 2022 through January 1, 2027, on the dates and in the respective amounts set forth in Schedule A to the Note. Interest on the principal amount will accrue at a rate of 6% per year until the principal is repaid in full and is due and payable, in arrears, on the first day of each January, April, July, and October of each calendar year, commencing on April 1, 2022.

Under the terms of the Note, Metuchen may prepay the Note, in whole or in part, at any time, with no premium or penalty. In the event that Metuchen defaults under the Security Agreement, all principal outstanding under the Note at the time of the default will bear interest at a rate of 9% per year until the full and final payment of all principal and interest under the Note (regardless of whether any default is waived or cured). If the Note is placed in the hands of any attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Metuchen will also be required to pay all costs of collection including, but not limited to, court costs and attorneys’ fees.

Pursuant to the Security Agreement, dated January 18, 2022, Metuchen granted to VIVUS a continuing security interest in all of its Stendra® API and products and its rights under the License Agreement. The Security Agreement contains customary events of default.

The description of terms of the Settlement Agreement, the Note, the Security Agreement, and the Amendment set forth herein do not purport to be complete and are qualified in their entirety by the full text of the such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the entry into the Settlement Agreement, the Note, and the Security Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
10.1 *†	Settlement Agreement, dated January 18, 2022, between Metuchen Pharmaceuticals LLC and VIVUS LLC, a Delaware limited liability company
10.2 *	Promissory Note, dated January 18, 2022, by Metuchen Pharmaceuticals LLC in favor or VIVUS LLC, a Delaware limited liability company
10.3	Security Agreement, dated January 18, 2022, between Metuchen Pharmaceuticals LLC and VIVUS LLC, a Delaware limited liability company
10.4 †	Amendment No. 1 to License and Commercialization Agreement, dated January 18, 2022, between Metuchen Pharmaceuticals LLC and VIVUS LLC, a Delaware limited liability company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The exhibits to this Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

† Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: January 21, 2022	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer